EXHIBIT 21 -- SUBSIDIARIES OF THE REGISTRANT
CAPITOL BANCORP LTD.
DECEMBER 31, 2000

PAGE 1 OF 2

                                                                STATE OR OTHER
                                                                JURISDICTION
NAME OF SUBSIDIARY                                              OF INCORPORATION
------------------                                              ----------------

CONSOLIDATED SUBSIDIARIES:

Ann Arbor Commerce Bank                                          Michigan
Brighton Commerce Bank                                           Michigan
Capitol National Bank                                            United States
                                                                 (national bank)
Detroit Commerce Bank (93% owned)                                Michigan
Grand Haven Bank                                                 Michigan
Kent Commerce Bank                                               Michigan
Macomb Community Bank                                            Michigan
Muskegon Commerce Bank                                           Michigan
Oakland Commerce Bank                                            Michigan
Paragon Bank & Trust                                             Michigan
Portage Commerce Bank                                            Michigan

Indiana Community Bancorp Limited (52% owned):                   Indiana
 Elkhart Community Bank
  (51% owned by Indiana Community Bancorp Limited)               Indiana
 Goshen Community Bank
  (51% owned by Indiana Community Bancorp Limited)               Indiana

Sun Community Bancorp Limited (approximately 50% owned):         Arizona
 Bank of Tucson
  (100% owned by Sun Community Bancorp Limited)                  Arizona
 Valley First Community Bank
  (100% owned by Sun Community Bancorp Limited)                  Arizona
 Camelback Community Bank
  (55% owned by Sun Community Bancorp Limited)                   Arizona
 East Valley Community Bank
  (85% owned by Sun Community Bancorp Limited)                   Arizona
 Southern Arizona Community Bank
  (51% owned by Sun Community Bancorp Limited)                   Arizona
 Mesa Bank
  (53% owned by Sun Community Bancorp Limited)                   Arizona

 Nevada Community Bancorp Limited
  (54% owned by Sun Community Bancorp Limited):                  Nevada
   Black Mountain Community Bank
    (51% owned by Nevada Community Bancorp Limited)              Nevada
   Desert Community Bank
    (51% owned by Nevada Community Bancorp Limited)              Nevada
   Red Rock Community Bank
    (51% owned by Nevada Community Bancorp Limited)              Nevada

 Sunrise Capital Corporation
  (approximately 60% owned by Sun Community Bancorp Limited):    New Mexico
   Sunrise Bank of Arizona
    (100% owned by Sunrise Capital Corporation)                  Arizona
   Sunrise Bank of Albuquerque
    (87% owned by Sunrise Capital Corporation)                   New Mexico

CAPITOL BANCORP LTD.
DECEMBER 31, 2000

PAGE 2 OF 2

                                                                STATE OR OTHER
                                                                JURISDICTION
NAME OF SUBSIDIARY                                              OF INCORPORATION
------------------                                              ----------------

CONSOLIDATED SUBSIDIARIES - CONTINUED:

Capitol Trust I                                                  Delaware

UNCONSOLIDATED SUBSIDIARY:

Amera Mortgage Corporation, Inc.                                 Michigan
(49% owned equity method investee)

INACTIVE SUBSIDIARIES:

MOI, Inc.                                                        Michigan
(wholly-owned subsidiary of
 Oakland Commerce Bank)

Financial Center Corporation                                     Michigan

C.B. Services, Inc.                                              Michigan


The following summarizes regulatory agencies of the registrant and its subsidiaries:

The Corporation's state-chartered banks located in Michigan are regulated by the Financial Institutions Bureau of the Michigan Department of Commerce. Capitol National Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency. Bank subsidiaries located in the states Arizona, Nevada, New Mexico and Indiana are state-chartered and are regulated by banking agencies of each of those states. Each of the banking subsidiaries which are not members of the Federal Reserve System, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. Elkhart Community Bank and Goshen Community Bank are members of the Federal Reserve System and, accordingly, are regulated by the Federal Reserve Board. As a bank holding company, Capitol Bancorp Ltd. is regulated by the Federal Reserve Board, which also regulates its nonbanking subsidiaries. Sun Community Bancorp Limited, Nevada Community Bancorp Limited, Sunrise Capital Corporation and Indiana Community Bancorp Limited are also regulated by the Federal Reserve Board. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.